EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-156002) of UDR, Inc. of our reports dated February 25, 2010, with respect to the consolidated financial statements and schedule of UDR, Inc., and the effectiveness of internal control over financial reporting of UDR, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.
We also consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-156002) of UDR, Inc. of our report dated September 30, 2010, with respect to the consolidated financial statements and schedule of United Dominion Realty, L.P. included in the Current Report on Form 8-K of UDR, Inc. dated September 30, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Denver, Colorado
October 13, 2010